Exhibit 99.1

Contacts:

Media:	Investors/Analysts:
Steve Astle FICO +1-415-446-6204 stephenastle@fico.com	Steve Weber FICO +1 800-213-5542 investor@fico.com

FICO Acquires Adeptra, Adding Real-Time, Mobile Customer

Engagement and Risk Intervention Capabilities to Decision

Management Applications

Cloud-based platform for resolving customer interactions will improve effectiveness of FICO clients in managing fraud, collections and customer service

MINNEAPOLIS — August 16 — FICO (NYSE:FICO), the leading provider of analytics and decision management technology, today announced it has entered into a definitive agreement to acquire Adeptra Ltd., a leader in cloud-based customer engagement and risk intervention solutions based in Reading, UK and Norwalk, Connecticut. Adeptra’s SaaS (software as a service) platform enables leading financial services institutions and other businesses to take advantage of the explosion in mobile communication in order to manage risk, fight fraud and dramatically improve the customer experience, all in real time. By using Adeptra’s technology combined with FICO’s decision management applications, businesses can move seamlessly from defining, changing and testing decisions to executing and resolving customer interactions while improving customer outcomes.

FICO will acquire Adeptra for an all-cash purchase price of $115 million, subject to typical post-closing adjustments. The acquisition is expected to be accretive on both a pro-forma and GAAP basis in FY13. The deal is anticipated to be completed in September 2012, upon satisfaction of customary closing conditions. Adeptra is currently owned by a consortium of investors led by ABS Ventures, proven experts at developing mid-stage technology firms.

FICO has had a successful relationship with Adeptra since 2002, and has been an Adeptra reseller since 2007. Together, the two companies have helped global banks cut their fraud losses by integrating FICO® Falcon® Fraud Manager with Adeptra solutions.

“For many of our clients, fraud protection and even debt collection have become important drivers of customer satisfaction and loyalty,” said Will Lansing, FICO CEO. “By integrating Adeptra’s leading customer engagement and risk intervention platform with FICO decision management applications, we’re enabling our clients to interact with their customers in ways that strengthen customer loyalty while minimizing business risks. That way, our clients can grow in lock-step with the evolving mobile economy.”

Founded in 1996, Adeptra provides solutions that allow businesses to communicate with customers in real time, using voice, SMS, mobile applications, email and other channels. By contacting customers instantly using their preferred channel, a business can immediately resolve important matters such as identifying whether a credit transaction is fraudulent, confirming a payment plan with a customer, and fixing customer service issues. Adeptra then feeds this information back to the business’s host system in a closed-feedback loop that improves risk management and future communications success. The SaaS platform offers greater flexibility, faster implementation times and efficient design and deployment of multi-channel customer interactions, with Adeptra’s high-performance and scalable software capable of handling thousands of such transactions per second.

Adeptra serves clients in financial services, telecommunications, utilities and other industries, including more than half of the world’s top 50 banks. The company has offices and data centers around the globe. Adeptra’s employees and management team will join FICO following the completion of the transaction.

“FICO is known worldwide for its superior decision management solutions that cross the customer lifecycle,” said Tony McGivern, CEO of Adeptra. “Combining the power of FICO and Adeptra is a fantastic move for our clients and for clients’ customers. Together, we will develop the next generation of full-cycle decision management and risk intervention products along with a range of innovative new marketing and customer service solutions, all optimized for the mobile economy.”

For more information, visit www.fico.com/adeptra.

Company to Host Conference Call

The company will host a webcast on August 17, 2012, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time/5:30 a.m. Pacific Time) to discuss the acquisition. The call, and a slide presentation, can be accessed at FICO’s web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through September 17, 2012.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at

www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About FICO

FICO (NYSE:FICO) delivers superior predictive analytics solutions that drive smarter decisions. The company’s groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO’s innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world’s top banks, as well as leading insurers, retailers, pharmaceutical companies and government agencies, rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count™.

For FICO news and media resources, visit www.fico.com/news.

About Adeptra

Adeptra is the global market leader in risk intervention and customer engagement. The company’s proven scalable global cloud platform enables organizations to communicate with customers and resolve issues in real time, using a range of channels such as voice, SMS, mobile applications and email. In fraud, credit and customer risk and servicing, Adeptra provides a comprehensive range of customer engagement solutions targeted at eliminating fraud, maximizing adoption, reducing cost and optimizing customer experience.

Among its many customers, Adeptra is used by the majority of leading retail banks across EMEA, North America and APAC. It occupies a premium position in the market by continually reinvesting in its technology, operations and service structure. The company’s commitment to the highest standards of data security compliance was recently re-confirmed, as Adeptra became the first Interactive Voice Messaging organization to meet both Payment Card Industry Security Standard (PCI DSS) v2.0 and ISO27001 standards on a global basis. For more information, visit www. adeptra.com.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Decision Management strategy and reengineering plan, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions, and other risks described from time to time in FICO’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2011 and its last quarterly report on Form 10-Q for the period ended June 30, 2012. If any of these risks or uncertainties materializes, FICO’s results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, Falcon and “Make every decision count” are trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.